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                                  EXHIBIT 10.11



                                                                November 1, 2001




Ark Restaurants Corp.
85 Fifth Avenue
New York, New York 10003

Gentlemen:

         Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of December 27, 1999 by and between Bank Leumi USA (the "Bank") and Ark Restaurants Corp. (the "Company"), as amended by letter agreements, dated August 21, 2000 and as of November 21, 2000 (as so amended, the "Restated Agreement"). Capitalized terms used in this letter agreement (the "Amendment"), and not otherwise defined herein, shall have the meanings defined in the Restated Agreement.

         Pursuant to the Restated Agreement, the Bank agreed to (i) make one or more Loans to the Company, until the Conversion Date, in an aggregate amount as of the date of this Amendment not to exceed $23,000,000, at any one time outstanding, and (ii) issue letters of credit for the benefit of the Company, in an aggregate amount not to exceed $1,500,000. The Bank and the Company have agreed to further amend the Restated Agreement, among other things, to (i) increase the aggregate amount of the Loans which the Bank may make to the Company to $26,000,000 until the Conversion Date, (ii) change the Conversion Date, (iii) reduce the aggregate amount of the Letters of Credit, which the Bank may issue for the benefit of the Company, at any one time outstanding to $1,000,000.

         Accordingly, the Company and the Bank agree as follows:

         A. Amendments to Definitions

              A.1 Section 1.6 of the Restated Agreement is hereby amended and restated as follows:

              "1.6 The term "Commitment" means the principal sum of $26,000,000 until June 30, 2002, provided, however, that the said sum shall be reduced by any Reduction Amount."

         B. Amendments to Amount and Terms of Credit

              B.1 Section 2.1.1 of the Restated Agreement is hereby amended and restated as follows:

              "Section 2.1.1. Commitment of the Bank. The Bank shall, subject to and upon the terms and conditions herein set forth, make available to the Company until June 30, 2002 (the "Conversion Date") loans (each a








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              "Revolving Loan" and collectively the "Revolving Loans"). The
              Revolving Loans which the Bank shall make available to the Borrower in any calendar month shall, in the aggregate, not exceed $1,250,000. The Revolving Loans made available to the Company pursuant to this revolving loan facility are to provide working capital for the Company's operations. The aggregate principal amount of the Revolving Loans, at any time outstanding, shall not exceed the Commitment. Subject to the foregoing, until the Conversion Date, the Company may borrow, repay and reborrow the Loans to the limit of the Commitment."

              B.2 Section 2.1.4 of the Restated Agreement is hereby amended and restated as follows:

              Section 2.1.4. Note. The Revolving Loans shall be evidenced by a promissory note evidencing the Loans substantially in the form of Exhibit A annexed to the Amendment, with the blanks completed in conformity herewith (the "Revolving Note") duly executed by the Company and payable to the order of the Bank, and which shall (i) be dated as of the date of the Amendment; (ii) be in the principal amount of $26,000,000; (iii) bear interest at a fluctuating rate per annum equal to one half of one (1/2%) percent above the Reference Rate, in effect from time to time, until maturity (whether by acceleration or otherwise) and thereafter at a fluctuating rate per annum equal to three (3%) percent above the Reference Rate, in effect from time to time; and (iv) be payable as to interest at such rate in arrears on the first day of each month commencing with the first day of the month following the date of the Amendment and thereafter on the first day of each month until (a) the Conversion Date, or (b) maturity whether acceleration or otherwise, and after maturity upon demand, and both before and after judgment, until the principal amount is paid in full. On the Conversion Date, the Bank shall deliver the Revolving Note to the Company upon delivery by the Company to the Bank, at the Bank's office specified in Section 9.6, (i) the prepayment, if any, provided for in Section 2.2.2 of the Restated Agreement, (ii) a note in the principal amount of $22,000,000 evidencing the Term Loan (the "Term Note") substantially in the form of Exhibit B annexed, completed in conformity herewith, (iii) payment of the conversion fee in an amount equal to three eighths of one percent of the Term Loan Amount, and (iv) such other documents and papers as are provided for herein. The Term Note shall be duly executed by the Company and payable to the order of the Bank, and (i) be dated the Conversion Date, (ii) be in the principal amount of $22,000,000, (iii) bear interest at a fluctuating rate per annum equal to one half of one (1/2%) percent above the Reference Rate, in effect from time to time, until maturity (whether by acceleration or otherwise), and thereafter at a fluctuating rate per annum equal to three (3%) percent above the Reference Rate, in effect from time to time, (iv) be payable as to interest at such rate in arrears on the first day of each month, commencing on the first day of the first month immediately subsequent to the Conversion Date and thereafter on the first date of every month until the principal amount is paid in full, and (v) be payable as to principal in thirty-six (36)







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              equal consecutive monthly installments on the first day of every month until the maturity (whether by acceleration or at the Maturity Date), when the entire then unpaid balance and interest accrued thereon shall be due and payable.

              B.3 The third sentence of Section 2.1.5 of the Restated Agreement is hereby amended and restated as follows:

              "The maximum contingent liability of the Bank (including therein any payments made by the Bank to the beneficiaries of such letters of credit which have not been repaid to the Bank) under all Letters of Credit issued for the account of the Company shall not at any time exceed $1,000,000."

         C. Conditions Precedent. The obligation of the Bank to execute and deliver this Amendment is subject to the conditions precedent that:

              C.1 Representations and Warranties. All of the representations and warranties contained in the Restated Agreement, or otherwise made to the Bank pursuant to or in connection with any of the Loan Documents, shall be correct and complete in all material respects.

              C.2 Note. The Company shall have executed and delivered to the Bank the Revolving Note evidencing the Revolving Loans.

              C.3 Supporting Documents. The Bank shall have received the following: (a) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of even date herewith, certifying as to (i) the Certification of Incorporation and By-Laws of the Company as then in effect; (ii) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment and the Note, and the borrowing(s) thereunder; (iii) the full force and effect of such resolutions on the date hereof; and (iv) the incumbency and signature of each of the officers of the Company signing this Amendment and the Note; (b) such additional supporting documents as the Bank may reasonably request.

              C.4 Additional Collateral. Lutece, Inc., a Subsidiary, shall have executed and delivered (i) an amended and restated security agreement, wherein it shall make specific reference to trademark rights as part of its Subsidiaries Collateral, (ii) a Trademark Security Agreement, in form acceptable for recording with the United States Patent Office, and (iii) such other and further documents the Bank may reasonably require. Ark Fremont Inc., and Las Vegas Whiskey Bar, Inc., each a Subsidiary, shall have executed and delivered (i) an Unlimited Guarantee of payment of all Indebtedness of the Borrower to the Bank,
(ii) a security agreement granting to the Bank a first priority security interest in all of their Subsidiaries' Collateral, and (iii) such other and further documents as the Bank may reasonable require.

              C.5 Opinion. The Bank shall have received a written opinion of legal counsel to the Company, in form and substance satisfactory to the Bank and its counsel.

              C.6 Fees. The Company shall have paid (i) the reasonable attorneys' fees of counsel for the Bank, and (ii) all other charges and disbursements incurred in connection with the transactions contemplated by the Amendment.








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         D. Representations and Warranties. To induce the Bank to enter into the
Amendment, the Company represents and warrants to the Bank that:

              D.1 Authority, Enforceability. The Company has all requisite legal right, power and authority to execute, deliver and perform this Amendment. The Restated Agreement, this Amendment and the Loan Documents are legal, valid and binding obligations of such of the Company and the Subsidiaries as are parties thereto, and are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally or the availability of equitable remedies.

              D.2 Execution. The execution, delivery and performance by the Company of this Amendment and the Revolving Note (a) have been authorized by all requisite corporate action, (b) will not violate (i) the Certificate of Incorporation or By-laws of the Company, (ii) the Certificate of Incorporation or By-Laws of each Subsidiary, (iii) any agreement or contract to which the Company is a party, or by which it or any of its property is bound, or any order, decree or judgment, or the provisions of any statute, rule or regulation, domestic or foreign, or (c) result in the creation of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Company or any Subsidiary.

              D.3 New Restaurant-Related Businesses. Since November 21, 2000, the Company (i) has not opened any Restaurant-Related Business, except the Restaurant-Related Businesses owned by the Subsidiaries identified in the second sentence of Section C.4 of this Amendment, and (ii) has not relocated any Restaurant-Related Business, except to premises within the same address. A revised schedule 4.12 to the Credit Agreement is annexed to this Amendment as and Exhibit.

         E. Miscellaneous.

              E.1 Extant Note. As soon after execution and delivery by the Company of the Note as is practical, the Bank will return to the Company the note evidencing the Loans which was extant prior to the execution and delivery of the Revolving Note.

              E.2 Entire Agreement. This Amendment is intended by the parties as the final expression of their agreement, and therefore incorporates all negotiations of the parties hereto, and together with the Restated Agreement and other Loan Documents set forth in the entire agreement of the parties hereto.

              E.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.






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If the foregoing correctly sets forth our understanding and agreement, kindly indicate your acceptance thereof by signing below.

                                               Very truly yours,

                                               BANK LEUMI USA


                                               By: /s/ Iris Schechter
                                                   ----------------------------
                                                   Iris Schechter
                                                   Vice President


                                               By: /s/ Richard Oleszewski
                                                   ----------------------------
                                                   Richard Oleszewski
                                                   First Vice President

AGREED TO:

ARK RESTAURANTS CORP.


By:  /s/ Andrew  Kuruc
     ----------------------------
     Andrew  Kuruc
     Senior Vice President








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                                                                       EXHIBIT A

                                      NOTE


$26,000,000                                                    November 1, 2001


         ARK RESTAURANTS CORP., a New York corporation (the "Company"), hereby promises to pay to the order of BANK LEUMI USA (the "Bank"), at the office of the Bank at 562 Fifth Avenue, New York, New York 10036, in lawful money of the United States and in immediately available funds, the principal sum of Twenty-Six Million ($26,000,000) Dollars or, if less, the aggregate principal amount of all outstanding Revolving Loans as defined in and made by the Bank to the Company pursuant the Loan Agreement (as hereinafter defined).

         Each Loan made by the Bank under the Loan Agreement and each payment thereof made by the Company, shall be endorsed by the Bank on the schedule attached to this Note, provided, however, that the failure by the Bank to endorse the schedule shall not affect the obligation of the Company to repay the Loans.

         The outstanding unpaid principal balance of this Note shall bear interest at the rate per annum provided for in the Loan Agreement. Interest on this Note shall be payable as set forth in the Loan Agreement and shall be calculated on the basis of a year of 360 days, for the actual number of days elapsed.

         This note is the Revolving Note referred to in that certain Fourth Amended and Restated Credit Agreement between the Company and the Bank, dated as of December 27, 1999, as heretofore and concurrently amended, and as such agreement may be further amended from time to time (the "Loan Agreement"), and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in the Loan Agreement. Capitalized terms used herein shall be defined as in the Loan Agreement.

         If any payment on this Note becomes due and payable on a day on which the Bank's offices are closed (as required or permitted by applicable law or otherwise), such payment shall be extended to the next succeeding day on which those offices are open, and if the date for any payment of principal is so extended, interest thereon shall be payable for the extended time.

         This Note shall be deemed to be in substitution or and replacement of, and not a repayment of the Note dated as of September 30, 2001, made by the Company to the Bank (the "Prior Note") and all interest accrued and unpaid under such Prior Note shall be deemed evidenced by this Note and payable hereunder from and after the date of accrual hereof. The execution and delivery of this Note shall not be construed (i) to have constituted repayment of any amount of principal or interest on the Prior Note, or (ii) release, cancel or terminate or otherwise impair all or any part of any lien or security interest heretofore granted to the Bank as collateral security for the Prior Note.

         Presentment for payment, demand, notice of dishonor, protest and notice of protest are hereby waived.

         This Note amends and restates the extant Note made by the Company to the Bank, to evidence the Revolving Loans.









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                                               ARK RESTAURANTS CORP.


                                               By: /s/ Andrew Kuruc
                                                   ----------------------------
                                                   Andrew Kuruc
                                                   Senior Vice President








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                                                                       EXHIBIT B

                                    TERM NOTE

$22,000,000                                                        July 1, 2002


         ARK RESTAURANTS CORP., a New York corporation (the "Company"), hereby promises to pay to the order of BANK LEUMI USA (the "Bank"), at the office of the Bank at 562 Fifth Avenue, New York, New York 10036, in lawful money of the United States and in immediately available funds, the principal sum of Twenty-Two Million Dollars ($22,000,000), in thirty-five (35) equal consecutive monthly installments of principal, each in the amount of Six Hundred Eleven Thousand One Hundred Eleven and 11/100 ($611,111.11) commencing on the first day of August 2002, and on the first day of each month thereafter until July 1, 2005, when the entire unpaid balance in the principal sum of Six Hundred Eleven Thousand One Hundred Eleven and 12/100 ($611,111.12), and interest accrued thereon, shall be due and payable.

         This Note is the Term Note referred to in that certain Fourth Amended and Restated Credit Agreement between the Company and the Bank, dated as of December 27, 1999, as such agreement has been amended from time to time (the "Loan Agreement"), and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in the Loan Agreement. Capitalized terms used herein shall be defined as in the Loan Agreement.

         The outstanding unpaid principal balance of this Note shall bear interest at the rate per annum provided for in the Loan Agreement. Interest on this Note shall be payable monthly on the first day of each month commencing August 1, 2002, and shall be calculated on the basis of a year of 360 days, for the actual number of days elapsed.

         If any payment on this Note becomes due and payable on a day on which the Bank's offices are closed (as required or permitted by applicable law or otherwise), such payment shall be extended to the next succeeding day on which those office are open, and if the date for any payment of principal is so extended, interest thereon shall be payable for the extended time.

         Presentment for payment, demand, notice of dishonor, protest and notice of protest are hereby waived.


                                           ARK RESTAURANTS CORP.


                                           By:
                                               -------------------------------
                                               Michael Weinstein,
                                               President